      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 16, 2000
                                                REGISTRATION NO. 333-___________
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         -------------------------------

                                    FORM S-3
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                         -------------------------------

                    THE SOURCE INFORMATION MANAGEMENT COMPANY
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                MISSOURI                                43-1710906
      (STATE OR OTHER JURISDICTION                    (IRS EMPLOYER
    OF INCORPORATION OR ORGANIZATION)              IDENTIFICATION NO.)

           TWO CITY PLACE DRIVE, SUITE 380, ST. LOUIS, MISSOURI 63141
                                 (314) 995-9040
   (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                         -------------------------------

                                W. BRIAN RODGERS
                      SECRETARY AND CHIEF FINANCIAL OFFICER
                    THE SOURCE INFORMATION MANAGEMENT COMPANY
           TWO CITY PLACE DRIVE, SUITE 380, ST. LOUIS, MISSOURI 63141
                                 (314) 995-9040
            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                         -------------------------------

                                  WITH COPY TO:

                            JOHN L. GILLIS, JR., ESQ.
                             ARMSTRONG TEASDALE LLP
                       ONE METROPOLITAN SQUARE, SUITE 2600
                         ST. LOUIS, MISSOURI 63102-2740
                                 (314) 621-5070
                         -------------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.
    IF THE ONLY SECURITIES BEING REGISTERED ON THIS FORM ARE BEING OFFERED PURSUANT TO DIVIDEND OR INTEREST REINVESTMENT PLANS, PLEASE CHECK THE FOLLOWING BOX. |_|
    IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933, OTHER THAN SECURITIES OFFERED ONLY IN CONNECTION WITH DIVIDEND OR INTEREST REINVESTMENT PLANS, CHECK THE FOLLOWING BOX. |X|
    IF THIS FORM IS FILED TO REGISTER ADDITIONAL SECURITIES FOR AN OFFERING PURSUANT TO RULE 462(b) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. |_|
    IF THIS FORM IS A POST-EFFECTIVE AMENDMENT FILED PURSUANT TO RULE 462(c) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. |_|
    IF DELIVERY OF THE PROSPECTUS IS EXPECTED TO BE MADE PURSUANT TO RULE 434, PLEASE CHECK THE FOLLOWING BOX. |_|

                         -------------------------------

                                                  CALCULATION OF REGISTRATION FEE
================================================================================================================================
                                                      NUMBER OF           PROPOSED            PROPOSED
                                                    SHARES TO BE      MAXIMUM OFFERING   MAXIMUM AGGREGATE        AMOUNT OF
         TITLE OF SHARES TO BE REGISTERED            REGISTERED      PRICE PER SHARE(1)  OFFERING PRICE(1)     REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.01 per share............    112,987               $14.75           $1,666,559            $440.00
================================================================================================================================

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933.

                         -------------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

THE INFORMATION CONTAINED IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT THE SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                              SUBJECT TO COMPLETION

                                  JUNE 16, 2000




                                 112,987 SHARES



                    THE SOURCE INFORMATION MANAGEMENT COMPANY


                                  COMMON STOCK



This prospectus relates to the public offering, which will not be underwritten, of 112,987 of our shares of common stock held by certain of our stockholders. 100,000 of the shares were issued upon the exercise of a warrant held by Donald & Co. Securities, Inc. ("Donald"). 12,987 of the shares were issued to Gary Yeager as an additional purchase price pursuant to the Asset Purchase Agreement dated January 7, 1999, between us and Yeager Industries, Inc. For purposes of this prospectus, we refer to Mr. Yeager and Donald as the selling stockholders.

The prices at which the selling stockholders may resell the shares will be determined by the prevailing market price for the shares or in negotiated transactions. We will not receive any of the proceeds from the sale of the shares.

Our common stock is quoted on the Nasdaq National Market under the symbol "SORC." On June 14, 2000, the last reported sale price for the common stock was $14.75.

Investing in our common stock involves risk. See "Risk Factors" beginning on page 4.



                           ---------------------------



NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                           ---------------------------



                 The date of this prospectus is June____, 2000.

                                TABLE OF CONTENTS

                                                                                PAGE
                                                                                ----
The Company........................................................................1

Risk Factors.......................................................................2

Forward-Looking Statements.........................................................6

Use of Proceeds....................................................................6

Selling Stockholder................................................................7

Plan of Distribution.............................................................. 7

Legal Matters......................................................................8

Experts............................................................................8

Where You Can Find More Information................................................9


-----------------------------

As used in this prospectus, the terms "we," "us," "our" and "The Source" mean The Source Information Management Company and its subsidiaries (unless the context indicates a different meaning) and the term "common stock" means our common stock, $0.01 par value per share. References to "U.S. Marketing" mean U.S. Marketing Services, Inc. and its affiliates, Brand Marketing Corporation, TCE Corporation and The Vail Companies, which we acquired in January 1999. References to "MYCO" mean MYCO, Inc. and RY, Inc., which we acquired in February 1999. References to "Huck" mean Huck Store Fixture Company which we acquired in September 1999.

Our principal executive offices are located at Two City Place Drive, Suite 380, St. Louis, Missouri 63141. Our telephone number is (314) 995-9040.

In October 1997, we effected a 1-for-1.21 reverse stock split. All common share and per share numbers in this prospectus have been restated to reflect the split.

Our fiscal year begins on February 1st and ends on January 31st. For example, fiscal 2000 began on February 1, 1999 and ended on January 31, 2000.

Information stated on a pro forma basis incorporated by reference in this prospectus includes the results of operations of U.S. Marketing and MYCO as if those acquisitions had been consummated February 1, 1997, and the results of operations of Huck as if that acquisition had been consummated February 1, 1998.

                                   THE COMPANY

We are a leading provider of information and management services for retail magazine sales to U.S. and Canadian retailers and magazine publishers. We are also a leading manufacturer of display racks and store fixtures used by retailers.

Through our information services, we provide sales figures and product placement and other related information in various formats, including print, CD-ROM and over the Internet. This information helps users to formulate marketing, distribution and advertising plans and to react more quickly to changing market conditions. Our information services cover approximately 7,000 magazine titles and are provided to over 1,300 retail chains with approximately 100,000 stores and 500,000 checkout counters. We believe we maintain the most comprehensive and up to date information database available for retail magazine sales and magazine placement at checkout counters. We have expanded upon our experience with retail magazine sales to provide similar information and services to confectioners and vendors of general merchandise sold at checkout counters.

Through our management services, we help retailers to increase sales and incentive payment revenues by reconfiguring and designing front-end display racks, supervising fixture installation, selecting products and negotiating, billing and collecting incentive payments from vendors. Historically, as part of our services, we arranged for the manufacture of display racks for many of our customers. Since January 1999, we acquired five display rack manufacturers. Manufacturing display racks in our own facilities allows us to be a full-service provider of management services for the checkout area, or "front-end," of a customer's store. We also can integrate the design and manufacturing processes with our clients' merchandising strategies and better manage the timing of display rack delivery.

In September 1999, we acquired Huck Store Fixture Company, a major manufacturer and supplier of custom wood displays and fixtures to national retailers. Also, in September, we acquired Arrowood, Inc., another manufacturer of wooden display fixtures. These acquisitions enable us to meet demands for customized wooden display fixtures from our major retail customers. This strategic broadening of our base business provides access to new markets, solidifies existing relationships, and further strengthens our leading position as the front-end one-stop shop for retailers.

We believe that we are well positioned to use our existing relationships with retailers and vendors to cross-sell our information and management services and display rack and store fixture manufacturing capability.

Industry Overview. A substantial portion of the products sold in retail stores are bought on impulse. It is therefore important to vendors that their products be on prominent display in those areas of a store where they will be seen by the largest number of shoppers. There are usually two such areas in a store. One is a dedicated area called a mainline display; the other is the checkout area which is sometimes referred to as the "front-end." Shoppers typically must wait to complete the checkout process and are more likely to see products on display in the front-end, which increases the likelihood that these products will be bought on impulse. Products suited to front-end display include magazines, confections and certain general merchandise such as razor blades, film and batteries.

Vendors of front-end products compete for favorable spaces on display racks, which we refer to as "pockets." Some vendors make incentive payments to retailers for favorable pocket locations. These payments may include up-front fees to have display racks configured to provide for a vendor's desired pocket placement, recurring pocket rental fees based on the size and location of a product's pocket or rebate payments based on a product's sales volume.

Timely delivery of information about retailer activity at the front-end, including timing of reconfigurations, changes in display position or the discontinuance of a vendor's products, is important to front-end vendors. Timely delivery of information about price changes, special promotions, new product introductions and other vendor plans is important to retailers. We believe that there is an increasing demand on the part of front-end vendors for more frequent and detailed information on sales and other front-end activity.

Business Segments. Our claims submission services for magazine retailers were established over 20 years ago. Our experience in providing these services is the foundation for our other services. Set forth below are descriptions of our services and products in each of our segments: services (22.1% of our fiscal 2000 revenues) and display rack and store fixture manufacturing (77.9% of our fiscal 2000 revenues).

Services

CLAIM SUBMISSION PROGRAM. Through our information gathering capabilities, we assist U.S. and Canadian retailers to accurately monitor, document, claim and collect magazine publisher incentive and pocket rental payments. Incentive payments consist of cash rebates offered to retailers by magazine publishers equal to a percentage of magazine sales. Pocket rental payments are made by magazine publishers for providing a specific pocket size and location on a display rack. Our claim submission program relieves our retailer customers of the substantial administrative burden of documenting their claims and we believe increases the amount of claims they collect.

The claim submission process begins at the end of each calendar quarter. Local distributors detail the titles and number of copies sold by our retailer clients during that quarter. Display rack manufacturers and our retailer clients provide us with information about magazine pocket placements. Based on this information, we prepare claim forms and submit the documented claims to the appropriate national distributor. After verification of the claim, the national distributor, on behalf of the publisher, remits to us payment for the retailer. We then record the payment and forward it to the retailer. We charge the retailer a negotiated percentage of the amount collected.

ADVANCE PAY PROGRAM. As an extension of our claim submission program, we have established our Advance Pay Program for magazine sales. Under this program, we pay to participating retailers a negotiated fixed percentage of the total quarterly incentive payments and pocket rental fees otherwise due the retailer. We generally make these payments within 90 days after the end of the quarter. We then collect the payments for our own account. This service provides the retailer with improved cash flow and relief from the burdensome administrative task of processing a large number of small checks from publishers. Payments collected from publishers under the Advance Pay Program as a percentage of all incentive payments collected from publishers grew from 21.9% during fiscal 1998 to 30.4% during fiscal 1999 to 32.6% during fiscal 2000.

Our payments to the retailer precede our collections from the publisher. In order to make these payments to retailers, we use funds generated from operations and funds borrowed under our revolving credit facility. We generally assume the risk of uncollectibility of the incentive and pocket rental payments.

ICN AND PIN. In response to the business communications opportunities presented by the Internet, we have developed our ICN website. The ICN website enables subscribing magazine publishers to access information regarding pricing, new titles, discontinued titles and display rack configuration changes on a chain-by-chain basis. This information is important to publishers because discontinuation and placement of their titles on the display rack can have a significant impact on sales. We believe that, prior to ICN, publishers could not react as quickly to these changes. Publishers also can use ICN to promote special incentives and advertise and display special editions, new publications and upcoming covers, all of which can increase their sales. We have begun to receive weekly single-copy magazine sales information on a store-by-store basis from a number of magazine distributors and we recently entered into an agreement with Barnes & Noble, Inc. to jointly offer their store-by-store daily sales data to magazine publishers. We believe the more timely, store-by-store information will increase the attractiveness of our ICN website to publishers.

Retailers can use ICN to order new magazine titles and take advantage of promotions by publishers. They also can download frequently changing price information, including Uniform Product Codes, which change often because of price changes and new title introductions.

As part of our increased emphasis on confections and general merchandise sold at checkout counters, we intend to adapt ICN for confections and general merchandise.

The ICN website is configured so that publishers cannot access the strategically sensitive information of other publishers and retailers. Retailers and publishers can also exchange information and conduct transactions on the Internet site without compromising their sensitive, proprietary information.

We market to magazine publishers our database of magazine-related industry information (referred to as "PIN") that we gather through our claims submission program. This information assists them in formulating their publishing and distribution strategies. PIN subscribers have access to a historical database of sales information for publications, as well as quarterly updates. PIN can generate reports of total sales, sales by class of trade and sales by retailer. Each report also provides other sales related information, including returns of unsold magazines and total sales ranking. We believe that PIN is the most extensive database available for single-copy retail magazine sales information.

We receive annual fees, paid quarterly, from each publisher and general merchandiser that subscribes to ICN and/or PIN. We also receive fees from publishers for advertising, promotions and special programs on ICN. Since ICN's launch in January 1999, we have signed up over 130 retailer subscribers, including Ames Department Stores, Eckerd, Kmart, Southland 7-Eleven, W.H. Smith and Wegman's Food Markets, over 20 publishers, including Globe Marketing Services, Hearst Distribution Group Magazines, Murdoch Magazines, Time Distribution Services and Times Mirror, and four general merchandisers including Hershey Food Corporation, Nestle USA and Rayovac Corporation.

FRONT-END MANAGEMENT. We help retailers to increase sales and incentive payment revenues by reconfiguring and designing front-end display racks, supervising fixture installation, selecting products and negotiating, billing and collecting incentive payments from vendors. We also help our retailer clients to develop specialized marketing and promotional programs, which may include, for example, special mainline or checkout displays and cross-promotions of magazines and products of interest to the readers of these magazines.

To further enhance our front-end management service capabilities, we developed our SourcePro software. SourcePro is a three dimensional fixture design system that analyzes the retailer's store layout, customer traffic patterns and available front-end merchandising alternatives to develop an appropriate checkout display configuration.

Display Rack and Store Fixture Manufacturing

FRONT-END AND POINT-OF-PURCHASE DISPLAYS. We design, manufacture, deliver and dispose of custom front-end and point-of-purchase displays for both retail store chains and product manufacturers, including Ahold USA, American Stores, Kmart, Rite-Aid and Winn Dixie. For many of our retail store accounts, we also invoice vendors for rack costs and coordinate the collection of payments on these invoices. We believe that manufacturing display racks increases our access to information about sales of magazines and other products from retail checkout areas, which enhances our ability to provide PIN and ICN.

Our manufacturing process typically begins when a retail store chain requests us to design a display for its stores. We create a computer model of the display based on the retailer's specifications, from which a prototype is created and presented to the retailer for its examination. We then work together with the retailer to finalize the design of the display and negotiate a price per display. All of our front-end display racks are manufactured to customer specifications.

We design, manufacture and powder-coat each pocket, shelf and other component of a display unit separately and then assemble these components to create the finished display. We believe that our component-oriented manufacturing process enables us to produce our displays more quickly and efficiently and with a higher standard of quality than if we used a unit-oriented process.

Materials used in manufacturing our racks include wire, metal tubing and paneling. At our five manufacturing locations, we cut, shape, bend and weld wire, tubing and metal paneling and paint and assemble the finished product. We use a just-in-time inventory practice. This reduces our requirements to carry inventories of raw materials, which in turn improves our cash flow.

WOODEN STORE FIXTURES. In September 1999, we acquired Huck, a major manufacturer and supplier of custom wood displays and fixtures to national retailers. Also, in September, we acquired Arrowood, another manufacturer of wooden display fixtures. These acquisitions enable us to meet demands for customized wooden display fixtures from our major retail customers. This strategic broadening of our base business provides access to new markets, solidifies existing relationships, and further strengthens our leading position as the front-end one-stop shop for retailers.

Current customers for wooden store fixtures include bookstore chains, discount stores, department stores, convenience stores, pizza delivery stores and other niche retailers. Our fixtures are primarily made from wood veneers or laminated wood. Other raw materials used include paints and varnishes and hardware such as hinges, drawer slides, aluminum and other metals to support and assemble the wood product. Our production process includes cutting, machining, assembly and finish. Virtually all product is shipped assembled ready to place in service at a retailer's store.

All wooden store fixtures are custom made and as such we do not manufacture product without a customer commitment for the product. Engineering and design teams work closely with retailers to create product to meet specific requirements. The process includes use of computer assisted drawings (CAD) and "photo rendering" that allow a retailer to see an image of the product from various angles and make changes. Once the CAD drawing is finalized, a prototype is typically manufactured for approval prior to large scale manufacturing. Products we make for retailers are check out counters, service desks, fitting rooms, customized room kits, bookshelves, magazine racks and other merchandise display fixtures.

To meet seasonal demands for product, customers will typically provide commitments well in advance of needing the product in its stores so that enough product is available for shipment when needed. As such, our inventory levels increase during seasonal periods when customers are not opening or remodeling stores, typically November through April. Inventory levels decrease during periods when the majority of store openings and remodelings occur, typically July through October.

Our principal executive offices are located at Two City Place Drive, Suite 380, St. Louis, Missouri 63141 and our phone number is 314-955-9040.

                                  RISK FACTORS

  You should carefully consider the following factors and other information in this prospectus before deciding to invest in the shares.

WE DEPEND ON THE MARKETING AND DISTRIBUTION STRATEGIES OF PUBLISHERS

We derive a significant portion of our revenues from our magazine claims submission program and our Advance Pay Program. Magazine publishers are not under long-term contractual obligations to provide incentive programs. In addition, some magazine publishers have distributed selected titles at discounted prices instead of providing incentive payments. Although we do not believe that any significant magazine publishers are doing so now, they may do so in the future. In addition, magazine publishers may otherwise discontinue or significantly modify their incentive programs. If any of the foregoing were to occur, it could materially harm our business, financial condition and future results.

WE RELY ON ACCESS TO RETAIL STORE INFORMATION

Our PIN and ICN programs depend on our access to retail store information, particularly from the checkout area. If our access to information were reduced, the usefulness of PIN, ICN and our future information programs could be diminished. Among other reasons, our access to information could be reduced if publishers discontinue or modify their incentive payment programs. If our access to information were reduced, it could materially harm our business, financial condition and future results.

WE FACE RISKS ASSOCIATED WITH OUR ADVANCE PAY PROGRAM

Recent increases in our revenue and profitability have been due in part to our Advance Pay Program. Under the Advance Pay Program, we usually assume the risk otherwise borne by the retailer client that vendors will refuse or be unable to pay incentive payments. Based on our experience with magazine incentive payment claims, we maintain a reserve of 2% of all claims submitted to cover these occurrences. These reserves may be inadequate. Furthermore, we finance our Advance Pay Program in part through borrowings under our credit facility. The availability of funds under our credit facility is, among other things, conditioned on the maintenance of certain financial ratios. There can be no assurance that we will be able to satisfy these conditions or that we otherwise will be able to borrow sufficient funds under our credit facility. If our reserve is inadequate or we are unable to finance our Advance Pay Program, our business, financial condition and future results could be materially harmed.

OUR GROWTH STRATEGY PRESENTS RISKS

An important part of our growth strategy is to substantially increase our revenues from information based services, particularly ICN, and from front-end management services. Although these categories of services use both the expertise that we have gained from providing other services and our relationships with retailers and vendors, we may not be able to successfully continue to implement these parts of our growth strategy. Factors which could limit our ability to increase our revenues from these services include, among others, insufficient demand from retailers and vendors and competition. If we fail to implement these or other portions of our growth strategy, it could materially harm our business and future results.

Additionally, an important part of our growth strategy is to provide U.S. and Canadian magazine sales information more frequently and on a store-by-store basis. Currently, we are able to obtain weekly store-by-store data only in Canada. There can be no assurance that we will be able to obtain such specific information for additional stores or that the information that we currently are able to obtain will be available to us in the future. If we are unable to obtain such magazine sales information, more frequently and on a store-by-store basis, it could materially harm our business and future results.

WE MAY EXPERIENCE INCREASED COMPETITION

We face significant competition for many of our services. For example, we have a substantial number of direct competitors for our claims submission program, all of which are closely-held private companies. We also compete with five other manufacturers for our front-end display rack manufacturing business. There also are a substantial number of competitors for our point-of-purchase rack business, many of which are national in scope. Any of these competitors could also compete for our front-end display rack business.

In addition, some of our information and management services may be performed directly by our retailer customers or by vendors, distributors or other information service providers. Other organizations, including ACNielsen, Information Resources and Audit Bureau of Circulations, also collect sales data from retail stores. While none of these organizations currently compete with us, any one of them could do so. If any of them were to compete with us, given their experience in collecting information and their industry reputation, they could be a formidable competitor.

Our competitors also may introduce services that are perceived by our clients to be more attractive than those we provide. In addition, many of our current and possible competitors have substantially greater financial resources than we do.

Competitive pressures may result in a decrease in the number of clients we serve and a decrease in our revenues. Either of these could materially harm our business, financial condition and future results.

WE FACE RISKS RELATED TO ACQUISITIONS

Making additional strategic acquisitions is a part of our strategy. Our ability to make acquisitions will depend upon our identifying attractive acquisition candidates and, if necessary, obtaining financing on satisfactory terms. Acquisitions, including those that we have already made, can present a number of challenges. These include the following:

-   potential distraction to management;

- integrating the acquired business's financial, computer, payroll and other systems into our own;

- implementing additional controls and information systems appropriate to a growing company;

-   unanticipated liabilities or contingencies from the acquired company; and

- reduced earnings due to increased goodwill amortization, increased interest costs and costs related to integration.

Furthermore, we may pay for acquisitions using our common stock, which would dilute our stockholders' ownership interests.

If we are unsuccessful in meeting the challenges arising out of our acquisitions, our business, financial condition and future results could be materially harmed.

WE MAY FACE RISKS IN CONNECTION WITH OUR NEWLY-ACQUIRED MANUFACTURING OPERATIONS

We have recently acquired seven fixture manufacturers. We have no prior experience in operating manufacturing facilities and therefore must rely on the experience and management abilities of their management teams and recently hired employees to oversee these operations. If we are not able to successfully integrate these facilities into our operations or operate these facilities profitably, it could result in material harm to our business, financial condition and future results. During fiscal 2000, the manufacturing segment of our business provided 77.9% of our total revenue.

WE HAVE A CONCENTRATED CLIENT BASE

During fiscal 2000, two customers accounted for approximately 26% of revenues. Winn Dixie accounted for approximately 15% of revenues and Ahold USA accounted for approximately 11% of revenues. Most of our services are performed under short-term contracts, thus permitting our clients to obtain services from other providers without further obligation to us. If we experience a significant reduction in business from our clients it may result in material harm to our business, financial condition and future results.

WE DEPEND ON KEY PERSONNEL

We depend upon the services of our senior management team, the loss of certain members of which could adversely affect our business and the implementation of our growth strategy. This in turn could materially harm our financial condition and future results. Although we have employment agreements with certain of our senior officers, the services of these individuals or other members of our operating or senior management may not continue to be available us.

WE FACE RISKS ASSOCIATED WITH THE INTERNET

Our ICN service involves the transmission of information over the Internet. Our ability to provide this service therefore depends in part on the reliability of Internet service providers, which from time to time have operational problems and experience service outages. In addition, ICN may be vulnerable to unauthorized access, computer viruses and other disruptive problems, including security breaches by computer hackers, despite our implementation of security measures. Furthermore, the widespread commercial use of the Internet is a relatively new development and critical issues regarding the stability of the Internet's infrastructure remain unresolved. The rapid rise in the number of Internet users continue to place increasing strains on the Internet's communication and transmission infrastructures. Over time, this could lead to significant reductions in transmission speeds and reliability of the Internet, which could reduce Internet usage by businesses. Any of the foregoing could impair customer satisfaction with ICN, which could lead to a loss of customers for this service.

WE HAVE LIMITED PROTECTION OF OUR PROPRIETARY TECHNOLOGY

We rely on a combination of copyright, trade secret and trademark laws to protect our proprietary rights. We are also in the process of seeking patent protection for aspects of our ICN, PIN and SourcePro innovations. Existing copyright laws afford only limited protection. In addition, we may not be successful in obtaining the patent protection we seek. If we do achieve patent protection, the patents may not be broad enough to provide meaningful protection to our services. Also, it may be possible for third parties to copy our services or to reverse engineer or otherwise obtain and use information that we regard as proprietary. If third parties are able to use information that we regard as proprietary, our business, financial condition and future results could suffer material harm.

WE HAVE LIMITATIONS ON A CHANGE OF CONTROL

Our Articles of Incorporation and By-Laws contain provisions that could reduce the likelihood of a change of control or acquisition of The Source. This could limit your ability to sell your shares at a premium or otherwise affect the price of our common stock. These provisions:

-   provide for a classified Board of Directors;

- permit the Board to issue up to 2 million shares of preferred stock and to determine the price, rights, preferences, privileges and restrictions of that preferred stock;

-   permit the Board to issue up to 40 million shares of common stock;

-   permit the Board to increase its own size and fill the resulting vacancies;

-   limit the removal of directors by the stockholders to removal for cause;

-   limit the persons who may call special meetings of stockholders; and

- establish advance notice requirements for nominations for election to the Board of Directors or for proposing matters that can be acted on by stockholders at stockholder meetings.

THERE MAY BE VOLATILITY IN OUR STOCK PRICE

The market price of our common stock has fluctuated significantly. The market price of our common stock could be subject to significant fluctuations in the future based on factors such as announcements of new services, additions or departures of key personnel, quarterly fluctuations in our financial results, changes in analysts' estimates of our financial performance, general conditions in our industry and conditions in the financial markets. In addition, the stock market in general has experienced extreme price and volume fluctuations, and the market price of our common stock could be subject to these fluctuations for reasons unrelated to our operating performance and condition.

                           FORWARD-LOOKING STATEMENTS

Some of the information in this prospectus contains forward-looking statements within the meaning of the federal securities laws. These statements may be found under "Prospectus Summary" and "Risk Factors." Forward-looking statements typically are identified by use of terms such as "may," "will," "expect," "anticipate," "estimate" and similar words, although some forward-looking statements are expressed differently. You should be aware that our actual results could differ materially from those contained in forward-looking statements due to a number of factors, including:

- Our dependence on the marketing and distribution strategies of publishers and other vendors;

-   Our ability to access checkout area information;

- Risks associated with our Advance Pay Program, including problems collecting incentive payments from publishers;

-   Demand for our display racks and store fixtures;

-   Our ability to successfully implement our growth strategy;

-   Competition;

-   Our ability to effectively manage our expansion; and

- General economic and business conditions nationally, in our markets and in our industry.

Investors are also directed to consider other risks and uncertainties discussed in other reports previously and subsequently filed by us with the securities and exchange commission. You should also consider carefully the statements under "Risk Factors" and other sections of this prospectus, which address additional factors that could cause our actual results to differ from those set forth in the forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly release the results of any revisions to these forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

                                USE OF PROCEEDS

We received $840,000 from Donald upon the exercise of its warrants, which we will use for working capital. We will not receive any proceeds from the resale of the shares by the selling stockholders. We will pay all costs and expenses incurred in connection with the registration of the resale of the shares of common stock under the Securities Act. The selling stockholders will pay the costs associated with any sales of the shares of common stock, including any discounts, commissions and applicable transfer taxes.

                              SELLING STOCKHOLDERS

The following table sets forth the number of shares that are owned by each of the selling stockholders. Neither of the selling stockholders has had a material relationship with us within the last three years other than as a result of the ownership of our shares or other securities, except that Donald has served as an underwriter in connection with public offerings of our common stock in 1997, 1998 and 1999 and serves as a financial advisor to us for a fee of $3,000 per month under an arrangement which will expire on June 7, 2000. No estimate can be given as to the amount of shares that will be held by the selling stockholders after completion of this offering because the selling stockholders may offer all or some of the shares and because there are currently no agreement, arrangements or understanding with respect to the resale of any of the shares. The shares offered by this prospectus may be offered from time to time by the selling stockholders named below.


                                                                    NUMBER OF SHARES                 NUMBER OF SHARES
                                                                   BENEFICIALLY OWNED                 REGISTERED FOR
              NAME OF SELLING STOCKHOLDER                        BEFORE THIS OFFERING(1)               SALE HEREBY(2)
              ---------------------------                        ---------------------                 ------------
Gary Yeager                                                              12,987                           12,987

Donald & Co. Securities, Inc.                                         1,468,108 (3)                      100,000



(1) The aggregate number represents less than 1% of our common stock.

(2) This registration statement also shall cover any additional shares of common stock which may become issuable in connection with the shares registered for sale hereby by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of common stock.

(3) Donald is a broker-dealer which makes a market in our common stock. The number of shares of common stock beneficially owned by Donald in connection with its market making activities varies on a daily basis.

The shares offered for resale by Donald were acquired from us at a purchase price of $8.40 per share upon exercise of a warrant to purchase shares from us.

                              PLAN OF DISTRIBUTION

The selling stockholders, or pledgees, donees, transferees or other successors-in-interest selling shares received from a named selling shareholder as a gift, corporate distribution or other non-sale-related transfer after the date of this Prospectus, may resell the shares from time to time. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each resale. The resales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The selling stockholders may effect such transactions by selling the shares to or through broker-dealers. The shares may be sold by one or more of, or a combination of, the following:

-         Ordinary brokers' transactions which may include long or short sales,
- Transactions involving cross or blocked trades or otherwise on the Nasdaq National Market,
- Purchases by brokers, dealers or underwriters as principal and resale by such purchasers for their own accounts pursuant to this prospectus,
- "At the market" to or through market makers or into established trading markets.

In addition, Donald is a broker-dealer and may sell its shares in market making transactions.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In effecting sales, broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in the resales.

The selling stockholders may enter into hedging transactions with broker-dealers in connection with distributions of the shares or otherwise. In these transactions, broker-dealers may engage in short sales of the shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also sell the shares short and redeliver the shares to close out such short positions. The selling stockholders may enter into option or other transactions with broker-dealers which require the delivery to the broker-dealer of the shares. The broker-dealer may then resell or otherwise transfer such shares pursuant to this prospectus. The selling stockholders may also loan or pledge the shares to a broker-dealer. The broker-dealer may sell the shares so loaned, or upon a default, the broker-dealer may sell the pledged shares pursuant to this prospectus.

Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from the selling stockholders or purchasers of the common stock for whom such broker-dealers may act as agent, or to whom they may sell as principal, or both (which compensation to a particular broker-dealer may be less than or in excess of customary commissions). The selling stockholders and any broker-dealers or other persons who act in connection with the sale of the common stock hereunder may be deemed to be "underwriters" within the meaning of the Securities Act, and any commission they receive and proceeds of any sale of such shares may be deemed to be underwriting discounts and commissions under the Securities Act. In addition, because the selling stockholders may be deemed to be "underwriters," the selling stockholders will be subject to the prospectus delivery requirements of the Securities Act. Neither we nor the selling stockholders can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholders, broker-dealer or agent relating to the sale or distribution of the shares of common stock.

The selling stockholders and any other persons participating in the sale or distribution of the common stock will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, which provisions may limit the timing of purchases and sales of any of the common stock by the selling stockholders or any other such persons. The foregoing may affect the marketability of the shares.

The selling stockholders will pay the expenses in connection with the sale of the common stock to the public, including commissions or discounts of broker-dealers or agents.

                                  LEGAL MATTERS

The validity of the shares of common stock offered by this prospectus will be passed upon for us by Armstrong Teasdale LLP, St. Louis, Missouri.

                                     EXPERTS

The consolidated financial statements of The Source Information Management Company as of January 31, 1999 and 2000 and for the fiscal years ended January 31, 1998, 1999 and 2000 incorporated by reference in this prospectus have been audited by BDO Seidman, LLP, independent certified public accountants, and are incorporated herein in reliance upon such report given upon the authority of said Firm as experts in accounting and auditing.

The consolidated financial statements of U.S. Marketing Services, Inc. as of December 31, 1998 and for the period from March 25, 1998 through December 31, 1998 incorporated by reference in this prospectus have been audited by BDO Seidman, LLP, independent certified public accountants, and are incorporated herein in reliance upon such report given upon the authority of said Firm as experts in accounting and auditing.

The combined financial statements of Brand Manufacturing Corp. and T.C.E. Corporation as of May 20, 1998 and for the period from January 1, 1998 through May 20, 1998 incorporated by reference in this prospectus have been audited by BDO Seidman, LLP, independent certified public accountants, and are incorporated herein in reliance upon such report given upon the authority of said Firm as experts in accounting and auditing.

The financial statements of Brand Manufacturing Corp. as of December 31, 1997, and for the year ended December 31, 1997 incorporated in this prospectus and Registration Statement of The Source Information Management Company have been audited by Ernst & Young LLP, independent auditors, as set forth in their report on these financial statements incorporated in this prospectus, and are included in reliance upon this report given upon the authority of Ernst & Young LLP as experts in auditing and accounting.

The financial statements of T.C.E. Corporation as of December 31, 1997, and for the year ended December 31, 1997 incorporated in this prospectus and Registration Statement of The Source Information Management Company have been audited by Ernst & Young LLP, independent auditors, as set forth in their report on these financial statements incorporated in this prospectus, and are included in reliance upon this report given upon the authority of Ernst & Young LLP as experts in auditing and accounting.

The combined financial statements of MYCO, Inc. and RY, Inc. as of December 31, 1997 and 1998 and for the years ended December 31, 1997 and 1998 incorporated in this prospectus and Registration

Statement of The Source Information Management Company have been audited by Altschuler, Melvoin and Glasser LLP, independent auditors, as set forth in their report on these financial statements incorporated in this prospectus, and are included in reliance upon this report given upon the authority of Altschuler, Melvoin and Glasser LLP as experts in auditing and accounting.

The financial statements of Huck Store Fixture Company and Subsidiary as of November 8, 1997 and November 7, 1998 and for the years ended November 8, 1997 and November 7, 1998 incorporated in this prospectus and Registration Statement of The Source Information Management Company have been audited by McGladrey & Pullen, LLP, independent auditors, as set forth in their report on these financial statements incorporated in this prospectus, and are included in reliance upon this report given upon the authority of McGladrey & Pullen, LLP as experts in auditing and accounting.

                       WHERE YOU CAN FIND MORE INFORMATION

We filed a registration statement on Form S-3 with the Securities and Exchange Commission in connection with this offering. In addition, we file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy the registration statement and any other documents filed by us at the Securities and Exchange Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the Public Reference Room. Our Securities and Exchange Commission filings are also available to the public at the Securities and Exchange Commission's Internet site at http://www.sec.gov. In addition, reports, proxy statements and other information concerning us may be inspected at the offices of the Nasdaq Stock Market, 1735 K Street N.W., Washington, D.C. 20549, on which the common stock is quoted.

This prospectus is part of the registration statement and does not contain all of the information included in the registration statement. Whenever a reference is made in this prospectus to any contract or other document of ours, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or document.

The Securities and Exchange Commission allows us to "incorporate by reference" into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. Information incorporated by reference is part of this prospectus. Later information filed with the Securities and Exchange Commission will update and supersede this information.

We incorporate by reference the documents listed below and any future filing made with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until this offering is completed:

    -    Annual Report on Form 10-K for the year ended January 31, 2000;

    -    Quarterly Report on Form 10-Q for the quarter ended April 30, 2000;

    - Current Reports on Form 8-K filed on March 11, 1999 and October 6, 1999, and on Form 8-K/A filed on March 23, 1999, May 12, 1999, June 10, 1999, June 25, 1999 and December 2, 1999.

    - The description of our common stock in our Registration Statement on Form S-2 filed with the Commission on April 23, 1999.

You may request a copy of these filings, at no cost, by contacting us at:

The Source Information Management Company
Two City Place Drive, Suite 380
St. Louis, Missouri 63141
Attention: W. Brian Rodgers
Telephone number: (314) 995-9040

-------------------------------------------------------------------------------



















                                                  THE SOURCE INFORMATION

                                                    MANAGEMENT COMPANY



                                                      112,987 SHARES



                                                       COMMON STOCK




                                                    -------------------

                                                    P R O S P E C T U S
                                                    -------------------









                                                      June____, 2000





-------------------------------------------------------------------------------


We have not authorized any person to make a statement that differs from what is in this prospectus. If any person does make a statement that differs from what is in this prospectus, you should not rely on it. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any state in which the offer or sale is not permitted. The information contained in this prospectus is complete and accurate as of its date, but the information may change after that date.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.     OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.



The Company will pay all costs and expenses incurred in connection with the registration of the resale of the shares of common stock under the Securities Act, other than the costs associated with any sales of the shares of common stock, including any discounts, commissions and applicable transfer taxes. The following is an itemized statement of the estimated amounts of all expenses payable by the Company in connection with the registration of the shares of common stock offered hereby:



       SEC Registration Fee................................     $    440
       Printing Expenses...................................        1,000
       Legal Fees and Expenses.............................       10,000
       Auditors' Fees and Expenses.........................       10,000
       Transfer Agent and Registrar Fees...................        1,000
       Miscellaneous Expenses..............................        2,560
                                                                --------
       Total                                                   $  25,000

ITEM 15.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 351.355 of the Missouri General and Business Corporation Law and Article Eight of The Source's Bylaws provide for indemnification of the Registrant's directors, officers and employees in a variety of circumstances, which may include liabilities under the Securities Act. The Registrant also maintains directors' and officers' liability insurance.

The Source has entered into an indemnification agreement with its directors and certain of its executive officers. The form of indemnity agreement provides that such persons will be indemnified to the full extent permitted by applicable law against all expenses (including attorneys' fees), judgments, fines, penalties and amounts paid in settlement of any threatened, pending or completed action, suit or proceeding, on account of such person's services as a director or executive officer of The Source or any other company or enterprise in which he is serving at the request of The Source, or as a guarantor of any debt of The Source. To the extent the indemnification provided under the agreement exceeds that permitted by applicable law, indemnification may be unenforceable or may be limited to the extent it is found by a court of competent jurisdiction to be contrary to public policy.

The Source has procured and intends to maintain a policy of insurance under which the directors and officers of The Source will be insured, subject to the limits of the policy, against certain losses arising from claims made against such directors and officers by reason of any acts or omissions covered under such policy in their respective capacities as directors or officers.

ITEM 16.     EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(A)      EXHIBITS.

EXHIBIT NUMBER  DESCRIPTION
--------------  -----------
3.1             Articles of Incorporation(1)
3.2             Bylaws(1)
3.3             Amendment to Articles of Incorporation(2)
3.4             Amendments to Bylaws(2)
3.5             Amendment to Articles of Incorporation(3)
3.6             Amendment to Articles of Incorporation(4)
4.1             Form of Common Stock Certificate(2)
4.2             Form of Representative's Warrants(2)
5.1             Opinion of Armstrong Teasdale LLP*
23.1            Consent of BDO Seidman, LLP* (Source)
23.2            Consent of BDO Seidman, LLP* (U.S. Marketing)
23.3            Consent of BDO Seidman, LLP* (Brand and T.C.E.)
23.4            Consent of Ernst & Young LLP* (Brand)
23.5            Consent of Ernst & Young LLP* (T.C.E.)
23.6            Consent of Altschuler, Melvoin and Glasser LLP* (Myco and Ry)
23.7            Consent of McGladrey & Pullen, LLP* (Huck Store Fixture Company)
23.8            Consent of Armstrong Teasdale LLP (included in Exhibit 5.1)
24.1            Power of Attorney(5)


---------------------------

*  Filed herewith.

(1) Incorporated by reference to Registration Statement on Form 10-SB (File no. 0-26238)

(2) Incorporated by reference to Registration Statement on Form SB-2 (File no. 333-32733)

(3) Incorporated by reference to Form 10-KSB for the fiscal year ended January 31, 1996

(4) Incorporated by reference to Registration Statement on Form S-2 (File no. 333-76979)

(5)  This exhibit is contained on the signature page hereof.


(B)     FINANCIAL STATEMENT SCHEDULES.

         None.

ITEM 17.      UNDERTAKINGS.

    A.  The undersigned Registrant hereby undertakes that:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement, or the most recent post-effective amendment thereof, which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    B. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    C. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act, and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act, that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis and State of Missouri on the 15th day of June, 2000.



                                    The Source Information Management Company


                                     By:        /s/ S. Leslie Flegel
                                        ---------------------------------------
                                                  S. Leslie Flegel
                                                Chairman of the Board
                                             and Chief Executive Officer


Each person whose signature appears below constitutes and appoints S. Leslie Flegel and W. Brian Rodgers his true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and re-substitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to sign a Registration Statement pursuant to Section 462(b) of the Securities Act, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


            Signature                                   Title                                  Date
            ---------                                   -----                                  ----


      /s/ S. Leslie Flegel                Chairman of the Board, Chief                    June 15, 2000
------------------------------------      Executive Officer and Director
        S. Leslie Flegel                  (Principal Executive Officer)



      /s/ W. Brian Rodgers                Secretary, Chief                                June 15, 2000
------------------------------------      Financial Officer (Principal
        W. Brian Rodgers                  Financial Officer and
                                          Principal Accounting Officer)



     /s/ Richard A. Jacobson              Vice Chairman, Chief Operating                  June 2, 2000
------------------------------------      Officer and Director
       Richard A. Jacobson

       /s/ William H. Lee                 Chief Administrative Officer                    June 15, 2000
------------------------------------      and Director
         William H. Lee



       /s/ James R. Gillis                President and Director                          June 15, 2000
------------------------------------
         James R. Gillis



       /s/ Robert O. Aders                Director                                        June 15, 2000
------------------------------------
         Robert O. Aders




     /s/ Harry L. Franc, III              Director                                        June 15, 2000
------------------------------------
       Harry L. Franc, III



        /s/ Aron Katzman                  Director                                       June 15, 2000
------------------------------------
          Aron Katzman



      /s/ Randall S. Minix                Director                                       May 30, 2000
------------------------------------
        Randall S. Minix



        /s/ George W. Off                 Director                                       June 2, 2000
------------------------------------
          George W. Off



     /s/ Kenneth F. Teasdale              Director                                       June 1, 2000
------------------------------------
       Kenneth F. Teasdale

                                  EXHIBIT INDEX


EXHIBIT NUMBER  DESCRIPTION
--------------  -----------
3.1             Articles of Incorporation(1)
3.2             Bylaws(1)
3.3             Amendment to Articles of Incorporation(2)
3.4             Amendments to Bylaws(2)
3.5             Amendment to Articles of Incorporation(3)
3.6             Amendment to Articles of Incorporation(4)
4.1             Form of Common Stock Certificate(2)
4.2             Form of Representative's Warrants(2)
5.1             Opinion of Armstrong Teasdale LLP*
23.1            Consent of BDO Seidman, LLP* (Source)
23.2            Consent of BDO Seidman, LLP* (U.S. Marketing)
23.3            Consent of BDO Seidman, LLP*(Brand and T.C.E.)
23.4            Consent of Ernst & Young LLP*(Brand)
23.5            Consent of Ernst & Young LLP*(T.C.E.)
23.6            Consent of Altschuler, Melvoin and Glasser LLP* (Mycro and Ry)
23.7            Consent of McGladrey & Pullen, LLP* (Huck Store Fixture Company)
23.8            Consent of Armstrong Teasdale LLP (included in Exhibit 5.1)
24.1            Power of Attorney(5)


---------------------------
*  Filed herewith.

(1) Incorporated by reference to Registration Statement on Form 10-SB (File no. 0-26238)

(2) Incorporated by reference to Registration Statement on Form SB-2 (File no. 333-32733)

(3) Incorporated by reference to Form 10-KSB for the fiscal year ended January 31, 1996

(4) Incorporated by referenced to Form Registration Statement on Form S-2 (File no. 333-76979)

(5)  This exhibit is contained on the signature page hereof.